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                                                                    Exhibit 3.97

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                                    DELAWARE
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THRIFT DRUG SERVICES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF JUNE, A.D. 1991, AT 2 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                /s/ Harriet Smith Windsor
                                ------------------------------------------------
                                Harriet Smith Windsor, Secretary of State
2265758  8100H     [SEAL]           AUTHENTICATION: 3256320

040546830                                      DATE: 07-27-04

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 06/13/1991
                                                       911645202 - 2265758

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THRIFT DRUG SERVICES, INC.

     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:    The name of the corporation ("Corporation") shall be THRIFT DRUG
SERVICES, INC.

     SECOND:   The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in the establishment of pharmaceutical repackaging plants, mail-order pharmacies, and retail outlets, and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is one thousand (l,000) shares of Common Stock of one dollar ($l) par value.

     FIFTH:    The name and mailing address of the incorporator is
T. M Comerford, 14841 North Dallas Parkway, Dallas, Texas 75240-6760.

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     SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          A. to make, alter, and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors;

          B. subject to the laws of the State of Delaware from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

          C. in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation as from time to time amended of the Corporation, and of its By-laws.

     SEVENTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

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     EIGHTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall be exempt from such liability for any such breach to the full extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision.

     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the tine in force may be added or

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inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 13th day of June, 1991.


                                                 /s/ T.M. Comerford
                                                 ------------------------
                                                 T.M. Comerford
                                                 Incorporator

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